UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

WCF Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Iowa	333-210056	81- 2510023
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 Fair Meadow Drive, Webster City, Iowa		50595
(Address of Principal Executive Offices)		(Zip Code)

(515) 832-3071
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

On July 12, 2016, WCF Bancorp, Inc., an Iowa corporation (“WCF Bancorp”), announced that it expects to sell 2,139,231 shares of common stock at $8.00 per share, for gross offering proceeds of $17,113,847 in the offering. The subscription offering was oversubscribed by eligible account holders (those depositors having a qualifying deposit as of December 31, 2014) who had a first tier priority in the subscription offering. Valid stock orders from these eligible account holders will be filled in accordance with WCF Financial M.H.C.’s Plan of Conversion and Reorganization, as described in WCF Bancorp’s Prospectus.  No other priority groups will have their orders filled.

Additionally, WCF Bancorp announced that the transaction is expected to close on July 13, 2016.  The shares of common stock sold in the offering and issued in the exchange of Webster City Federal Bancorp are expected to begin being listed on the Nasdaq Capital Market on July 14, 2016. It is expected that WCF Bancorp’s trading symbol will continue to be “WCFB.”

A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated July 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.
DATE: July 12, 2016	By:	/s/ Stephen L. Mourlam
Stephen L. Mourlam
President and Chief Executive Officer